Exhibit 4.7D

                                                Executed Original


                  CONTINENTAL CABLEVISION, INC.

                      1992 CREDIT AGREEMENT

                         Amendment No. 4

     This Agreement, dated as of August 30, 1993, is among Continental Cablevision, Inc., a Delaware corporation (the "Company"), certain of its subsidiaries party hereto, The First National Bank of Boston, as agent ("FNBB") for itself and the other Lenders (as defined in the Credit Agreement referred to below), and The Bank of New York, as arranging agent ("BNY") for itself and the other Lenders. FNBB and BNY are collectively referred to herein as the "Agent". The parties agree as follows:

1. Reference to Credit Agreement; Definitions. Reference is made to the Credit Agreement dated as of May 15, 1992 and as in effect on the date hereof prior to giving effect to this Agreement (the "Credit Agreement"), among the Company, its subsidiaries party thereto, the Lenders and the Agent. Terms defined in the Credit Agreement as amended hereby (the "Amended Credit Agreement") and not otherwise defined herein are used herein with the meanings so defined. References in this Agreement to "Sections" and "Exhibits", except as the context otherwise dictates, are references to sections hereof and exhibits hereto.

2. Amendments to Credit Agreement. Subject to all of the terms and conditions hereof, and in reliance upon the representations and warranties set forth or incorporated by reference in
Section 3, the Credit Agreement is amended as follows, effective upon the date (the "Amendment Date") that the conditions specified in Section 4 are satisfied, which conditions must be satisfied no later than September 30, 1993 or this Agreement shall be of no force or effect.

     2.1.  Amendment to Section 8.1.10.  Section 8.1.10 of the
Credit Agreement is amended so that the first paragraph thereof
(prior to clause (i) thereof) reads in its entirety as follows:

           "8.1.10. Indebtedness of the Company incurred on or after March 1, 1993 not exceeding $2,400,000,000 in aggregate principal amount on a cumulative basis, which Indebtedness:"

3. Representations and Warranties. In order to induce the Agent to enter into this Agreement, each Borrower and each other
Guarantor jointly and severally represents and warrants to the Agent as follows:

     3.1. Legal Existence, Organization. Each Borrower and each other Guarantor is a duly organized and validly existing entity, in good standing under the laws of the jurisdiction in which it is organized, with all power and authority, corporate, partnership or otherwise, necessary to (a) enter into and perform this Agreement and the Amended Credit Agreement and (b) own its properties and carry on the business now conducted or proposed to be conducted by it. Each Borrower and each other Guarantor has taken all action necessary to make the provisions of this Agreement, the Amended Credit Agreement, all other Lender Agreements and the Credit Obligations the valid and enforceable obligations they purport to be.

     3.2. Enforceability. Each Borrower and each other Guarantor has duly executed and delivered this Agreement. Each of this Agreement and the Amended Credit Agreement is the legal, valid and binding obligation of each Borrower and each other Guarantor to the extent each of them is a party hereto or thereto and is enforceable in accordance with its terms.

     3.3. No Legal Obstacle to Agreements. Neither the execution, delivery or performance of this Agreement, nor the performance of the Amended Credit Agreement nor the consummation of any other transaction contemplated by this Agreement, has constituted or resulted in or will constitute or result in:

           (a) any breach or termination of the provisions of any agreement, instrument, deed or lease to which any Borrower or other Guarantor is a party or by which any Borrower or other Guarantor is bound, or of the charter, by-laws or partnership agreement of any Borrower or other Guarantor;

           (b) the violation of any presently existing law, judgment, decree or governmental order, rule or regulation applicable to any Borrower or other Guarantor;

           (c) the creation under any agreement, instrument, deed or lease of any encumbrance, mortgage, lien, pledge, charge or other security interest of any kind upon any of the assets of any Borrower or other Guarantor; or

           (d) any redemption, retirement or other repurchase obligation of any Borrower or other Guarantor under its charter or by-laws or any agreement, instrument, deed or lease.

No consent, approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made by any Borrower or other Guarantor in connection with the execution, delivery and performance of this Agreement or the performance of the Amended Credit Agreement or the consummation of the transactions contemplated hereby or thereby.

     3.4. Defaults. After giving effect to this Agreement, no Default or Event of Default will exist.

     3.5. Incorporation of Representations and Warranties. The representations and warranties set forth in Sections 6.3 and 9 of the Amended Credit Agreement are true and correct on the date hereof as if originally made as of the date hereof.

4. Conditions. The effectiveness of this Agreement shall be subject to the satisfaction, on or before the Amendment Date, of the following conditions:

     4.1. Officer's Certificate. The representations and warranties of each Borrower and each other Guarantor set forth or incorporated by reference herein shall be true and correct as of the Amendment Date as though originally made on and as of the Amendment Date, and the Company shall have furnished to the Lenders a certificate to this effect executed by the Chairman, the Vice Chairman, the President, any Senior Vice President, the Treasurer or the Assistant Treasurer of the Company.

     4.2. Amendments to Other Financing Agreements. The Company shall have entered into an amendment to the 1990 Credit Agreement, which amendment shall amend the 1990 Credit Agreement in a substantially similar manner, to the extent applicable, as the Credit Agreement is amended hereby. The Company shall have delivered to the Agent an executed copy of such amendment, the terms and provisions of which shall be reasonably satisfactory to the Agent.

5. Consent of Lenders. The Agent represents that it has obtained the consent of the holders of the requisite Percentage
Interests in the Credit Obligations to its execution of this Agreement as Agent.

6. General. The Amended Credit Agreement and all of the Lender Agreements are each confirmed as being in full force and effect. This Agreement, the Amended Credit Agreement and the other Lender Agreements referred to herein or therein constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall not alter, limit or otherwise affect the meaning hereof. Each of the Amended Credit Agreement and this Agreement is a Lender Agreement and may be executed in any number of counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the parties and their respective successors and assigns, including as such successors and assigns all holders of any Credit Obligation. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (OTHER THAN THE CONFLICT OF LAWS RULES) OF THE COMMONWEALTH OF MASSACHUSETTS.

     Each of the undersigned has executed this Agreement under seal by a duly authorized officer as of the date first set forth above.

                         CONTINENTAL CABLEVISION, INC.

                         By /s/ P. Eric Krauss
                           Assistant Treasurer

                         AMERICAN CABLESYSTEMS CORPORATION
                         AMERICAN CABLESYSTEMS NORTHEAST, INC.
                         AMERICAN CABLESYSTEMS OF CALIFORNIA, INC.
                         AMERICAN CABLESYSTEMS OF FLORIDA, INC.
                         AMERICAN CABLESYSTEMS OF MASSACHUSETTS, INC.
                         AMERICAN CABLESYSTEMS OF NEW YORK, INC.
                         CONTINENTAL CABLEVISION FLORIDA LIMITED, INC. CONTINENTAL CABLEVISION NORTHEAST
                           LIMITED, INC.
                         CONTINENTAL CABLEVISION NORTHERN COOK
                           COUNTY LIMITED, INC.
                         CONTINENTAL CABLEVISION OF CALIFORNIA, INC.
                         CONTINENTAL CABLEVISION OF COOK COUNTY, INC.
                         CONTINENTAL CABLEVISION OF ILLINOIS, INC.
                         CONTINENTAL CABLEVISION OF JACKSONVILLE, INC. CONTINENTAL CABLEVISION OF
                           MASSACHUSETTS, INC.
                         CONTINENTAL CABLEVISION OF MICHIGAN, INC.
                         CONTINENTAL CABLEVISION OF MORTON GROVE, INC. CONTINENTAL CABLEVISION OF NEW ENGLAND, INC. CONTINENTAL CABLEVISION OF NORTHERN COOK
                           COUNTY, INC.
                         CONTINENTAL CABLEVISION OF NORTHERN
                           DAKOTA COUNTY, INC.
                         CONTINENTAL CABLEVISION OF OHIO, INC.
                         CONTINENTAL CABLEVISION OF ST. LOUIS
                           COUNTY, INC.
                         CONTINENTAL CABLEVISION OF ST. PAUL, INC.
                         CONTINENTAL CABLEVISION OF SIERRA
                           VALLEYS, INC.
                         CONTINENTAL CABLEVISION OF SOUTHERN
                           MASSACHUSETTS, INC.
                         CONTINENTAL CABLEVISION OF VIRGINIA, INC.
                         CONTINENTAL CABLEVISION OF WESTERN
                           NEW ENGLAND, INC.
                         CONTINENTAL CABLEVISION OF WILL COUNTY, INC.
                         CONTINENTAL CABLEVISION SERVICES, INC.
                         CONTINENTAL CABLEVISION WILL COUNTY
                           LIMITED, INC.
                         FRESNO CABLE TV LIMITED
                         HUDSON VALLEY CABLESYSTEMS CORPORATION

                         NOR CAL CABLEVISION, INC.
                         POMPANO TELECABLE CORPORATION
                         SAN JOAQUIN TV SERVICES, INC.
                         TELCAB COMMUNICATIONS, INC.

                         By /s/ P. Eric Krauss
                           Assistant Treasurer

                         AMERICAN CABLESYSTEMS OF FLORIDA,
                           A LIMITED PARTNERSHIP

                         By AMERICAN CABLESYSTEMS OF FLORIDA, INC.,
                            General Partner

                            By /s/ P. Eric Krauss
                              Assistant Treasurer

                         AMERICAN CABLESYSTEMS NORTHEAST,
                           A LIMITED PARTNERSHIP

                         By AMERICAN CABLESYSTEMS NORTHEAST, INC.,
                            General Partner

                            By /s/ P. Eric Krauss
                              Assistant Treasurer

                         CONTINENTAL CABLEVISION OF WILL COUNTY,
                           A LIMITED PARTNERSHIP

                         By CONTINENTAL CABLEVISION OF WILL
                              COUNTY, INC., General Partner

                            By /s/ P. Eric Krauss
                              Assistant Treasurer

                         CONTINENTAL CABLEVISION OF NORTHERN
                           COOK COUNTY, A LIMITED PARTNERSHIP

                         By CONTINENTAL CABLEVISION OF NORTHERN
                              COOK COUNTY, INC., General Partner

                            By /s/ P. Eric Krauss
                              Assistant Treasurer

                         CONTINENTAL CABLEVISION OF NORTHERN
                           DAKOTA COUNTY

                         By CONTINENTAL CABLEVISION OF NORTHERN
                              DAKOTA COUNTY, INC., General Partner

                            By /s/ P. Eric Krauss
                              Assistant Treasurer

                         By CONTINENTAL CABLEVISION, INC.,
                            General Partner

                            By /s/ P. Eric Krauss
                              Assistant Treasurer


The foregoing is hereby accepted:

THE FIRST NATIONAL BANK
  OF BOSTON, as Agent for the
  Lenders under the Credit Agreement


By /s/ David B. Herter
  Title: Director

THE BANK OF NEW YORK, as
  Arranging Agent for the
  Lenders under the Credit Agreement


By /s/ Geoffrey C. Brooks
  Title: Assistant Vice
           President